EXHIBIT 32

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Poore Brothers, Inc. (the “Company”) for the period ended September 27, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Eric J. Kufel (the Company’s President and Chief Executive Officer) and Thomas W. Freeze (the Company’s Senior Vice President, Chief Financial Officer, Secretary and Treasurer) hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(i)                                     The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Eric J. Kufel
Dated: November 3, 2003	Eric J. Kufel
President and Chief Executive Officer

	By:	/s/ Thomas W. Freeze
Dated: November 3, 2003	Thomas W. Freeze
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary